Exhibit 23.2

Consent of Independent Auditors

TransEnterix, Inc.

Morrisville, North Carolina

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 30, 2013, relating to the financial statements of TransEnterix, Inc. appearing in the Company’s Form 8-K dated September 6, 2013.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Raleigh, North Carolina

January 8, 2014